UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2004

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 1.01. Entry into a Material Definitive Agreement.

      On November 16, 2004, PartnerRe Ltd. (the “Company”) and Patrick Thiele, President and CEO of the Company, entered into a Retention Award Agreement. Under the agreement, Mr. Thiele will be entitled to an award of $2,500,000 if the agreement’s retention and performance conditions are met. To fulfill the conditions, Mr. Thiele must remain an employee of the Company until December 31, 2009, and the Company’s GAAP book value must equal or exceed $65.00 per diluted share, as presented in the Company’s 2009 audited financial statements (the “Performance Condition”). The Compensation Committee of the Board of Directors may make adjustments to the Performance Condition as it may deem appropriate to preserve the intended benefits of the award, to compensate for, or to reflect, any significant changes that may have occurred during the retention period. Mr. Thiele will receive a pro rata portion of the award if his services are terminated by the Company without cause or by Mr. Thiele with good reason prior to December 31, 2009, provided that the Performance Condition is met on a pro rata basis. Pro rata values for the Performance Condition for each quarterly financial reporting period until December 31, 2009 are set forth in the agreement. The award is forfeited if Mr. Thiele’s service is terminated for cause or by Mr. Thiele without good reason before December 31, 2009. In the event of a change in control, the award is no longer subject to the Performance Condition, but will remain subject to the provision requiring Mr. Thiele to remain employed by the Company until December 31, 2009 to receive the full value of the award.

     On November 16, 2004, the Company and Mr. Thiele also entered into a Restricted Stock Unit Award Agreement. Under the agreement, Mr. Thiele is granted an award of 42,582 Restricted Share Units (“RSUs”), each of which represents the right to future delivery of one share of the Company’s stock, which will vest if the same retention and Performance Condition terms as described above are met. Under the agreement, an RSU confers no voting rights, but carries the right to receive dividend equivalents payable in cash. A pro rata portion of the RSUs will vest if Mr. Thiele’s services are terminated by the Company without cause or by Mr. Thiele with good reason prior to December 31, 2009, provided that the Performance Condition is met on a pro rata basis. Pro rata values for the Performance Condition for each quarterly reporting period until December 31, 2009 are set forth in the agreement. The RSUs awarded under the agreement are forfeited if Mr. Thiele’s service is terminated for cause or by Mr. Thiele without good reason before December 31, 2009. In the event of a change in control, the RSUs will be converted into a cash award using the fair market value on the effective date of the change in control. After a change in control, the award is no longer subject to the Performance Condition, but will remain subject to the provision requiring Mr. Thiele to remain employed by the Company until December 31, 2009 to receive the full value of the award.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	November 22, 2004	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal